                                                                   EXHIBIT 99(a)



                                                                    News Release


For further information:                        Fred Nachman
Michael K. Kaline                               Marjan Communications Inc.
President                                       312/867-1771
248/644-7110

FOR IMMEDIATE RELEASE

  MALAN REALTY INVESTORS ELECTS EDWARD J. RUSSELL III TO THE BOARD OF DIRECTORS

         BINGHAM FARMS, MICHIGAN, NOVEMBER 10, 2000 - Malan Realty Investors, Inc. (NYSE:MAL), a self-administered real estate investment trust (REIT), today announced that Edward J. Russell III has been elected to the company's board of directors. Russell, 41, is managing partner of Russell Development Co., a real-estate development company located in Grosse Pointe Farms, Michigan. The election of Edward Russell expands the board of directors to six members.

         Malan Realty Investors, Inc. owns, acquires, redevelops and manages properties that are leased primarily to national and regional retail companies. The company owns a portfolio of 64 properties located in 9 states that contains an aggregate of approximately 5.9 million square feet of GLA.

         News releases for Malan Realty Investors are available at the company's web site at www.malanreit.com or through Company News On-Call by fax at (800) 758-5804, ext. 114165, or www.prnewswire.com.